SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2004

CAPITOL FEDERAL FINANCIAL

(Exact name of Registrant as specified in its Charter)

United States (State or other jurisdiction of incorporation)	0-24118 (Commission File Number)	48-1212142 (IRS Employer Identification Number)

700 Kansas Avenue   Topeka, Kansas 66603

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(785) 235-1341

N/A

(Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS.

      The Registrant's press release dated January 27, 2004, announcing cash dividend of $0.50 per share on outstanding CFFN common stock payable on February 20, 2004 to stockholders of record as of the close of business on February 6, 2004 is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

      On January 27, 2004, the Registrant issued the press release attached hereto as Exhibit 99.2 announcing the retirement of Frederick P. Reynolds from the Board of Directors and the election of Jeffrey R. Thompson to fill the position, and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99.1 - Press Release dated January 27, 2004

Exhibit 99.2 - Press Release dated January 27, 2004

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SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITOL FEDERAL FINANCIAL

Date: January 28, 2004	By:	/s/ John B. Dicus John B. Dicus, President and Chief Executive Officer
Date: January 28, 2004	By:	/s/ Neil F. M. McKay Neil F. M. McKay, Executive Vice President and Chief Financial Officer

End.